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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                January 25, l994
                Date of Report (Date of earliest event reported)



                               NASHUA CORPORATION
             (Exact name of registrant as specified in its charter)



                                    1-5492-1
                            (Commission File Number)



             Delaware                                               02-0170100
     (State or other jurisdiction                                (I.R.S. Employer
         of incorporation)                                      Identification No.)



         44 Franklin Street
       Nashua, New Hampshire                                           03060
(Address of Principal Executive Offices)                             (Zip Code)



                                 (603)880-2323
               (Registrant's telephone number, including area code)



                                 Not Applicable
          (Former name or former address, if changed since last report)
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                              ITEMS OF INFORMATION


Item 5.  Other Events

On January 25, 1994, Nashua Corporation issued the following press release:


                NASHUA RECEIVES FINAL RULING ON GESTETNER CLAIMS


         January 25, 1994 -- Nashua Corporation (NYSE:NSH) today announced that it has received a final ruling from the arbitrator on claims associated with the company's sale of its international office systems business to Gestetner PLC. Nashua sold the business in 1990 for a value of $202 million, which included $51 million in debt assumed by Gestetner. Gestetner raised certain objections to the final valuation, resulting in $18.2 million in claims submitted for arbitration.

         The arbitrator's findings will require Nashua to make a payment to Gestetner of $1.3 million plus interest. Resolution of Gestetner's claims will allow Nashua to recognize an after-tax gain from discontinued operations from the sale of the office systems business of $2.5 million, or $.40 per share, in the current quarter. Nashua had been required to defer recognition of any gain or loss from the sale, pending resolution of the final purchase price.

         Nashua Corporation provides a diverse mix of products and services which includes coated paper products, computer products, office supplies and photofinishing services.



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           NASHUA CORPORATION



January 31, l994                           By  /s/William Luke
                                           Vice President-Finance




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